Exhibit 99.1

CHECKERS DRIVE-IN RESTAURANTS, INC.

4300 West Cypress Street, Suite 600 * Tampa, FL 33607*(813) 283-7000* (813) 283-7001

CONTACT:	Kim Francis
Director of Communications
Checkers®/Rally’s®
813/283-7078
francisk@checkers.com

Checkers®/Rally’s® Announces 2nd Year with Bill Davis Racing’s Driver Bill Lester
Double Drive-Thru Chain’s Loaded Fries to be the No. 22’s
Primary Paint Scheme at Daytona

DAYTONA, FL – February 15, 2006 – Checkers Drive-In Restaurants, Inc. (NASDAQ: CHKR), the Official Drive-Thru Restaurant of NASCAR®, today announced that it will sponsor Bill Davis Racing’s Driver Bill Lester for a second year at select races including the GM Flex Fuel 250 NASCAR® Craftsman Truck Series race at Daytona on Friday (SPEED/8 p.m.).

Lester’s No. 22 Toyota Tundra will feature a Checkers® Loaded Fries primary paint scheme this weekend.

“Last year, Checkers®/Rally’s® partnered with Bill Davis Racing and Bill Lester to promote our brands and further NASCAR’s diversity initiatives. This year, we’re excited to continue this work with them, while finding creative ways to promote the launch of a new product -- Loaded Fries -- to race fans,” said Richard S. Turer, Vice President of Marketing, Checkers Drive-In Restaurants, Inc. “We are proud to be a part of Bill Davis Racing with Bill Lester in 2006.”

Daytona is the first of three high-profile NASCAR Craftsman Truck Series races where Checkers/Rally’s will sponsor the No. 22  Toyota Tundra. The other two races are the Built Ford Tough 225 Presented by the Greater Cincinnati Ford Dealers at Kentucky Speedway on July 8, 2006, and the EasyCare Vehicle Service Contracts 200 at Atlanta Motor Speedway on October 28, 2006.

“I’d like to thank Checkers/Rally’s for their continued support of our organization. Through their sponsorship we’ll have one of the most exciting -- and certainly the most delicious looking -- paint schemes on the track this Friday,” said Bill Lester. “Checkers/Rally’s support also brings great attention to our efforts on and off the track all season long.”

Checkers/Rally’s Loaded Fries are loaded with flavor. At participating locations, guests can choose Bacon Cheddar, Chili Cheese, or Bacon Ranch topped seasoned fries, or go fully loaded with Checkers/Rally’s new Bacon Cheddar Ranch fries. The loaded fries start at $1.99 with fully loaded fries priced at $2.29. Prices may vary by location. Guests can also choose to load their fries that come with any Checkers/Rally’s combo meal.

The announcement and truck unveiling took place this afternoon at the Media Center at Daytona International Speedway.

About Checkers Drive-In Restaurants, Inc.

Checkers Drive-In Restaurants, Inc. (http://www.checkers.com) is the largest double drive-thru restaurant chain in the United States. The Company develops, owns, operates and franchises quick-service Checkers and Rally’s double drive-thru restaurants. In 2005, Checkers/Rally’s was awarded two of the industry’s most coveted recognitions: Best Drive-Thru in America 2005 in the QSR Drive-Thru Study for Rally’s, and Nation’s Restaurant News Hot! Again Award for Checkers’ sizzling business performance. Checkers/Rally’s is the Official Burger and Drive-Thru Restaurant of NASCAR.

About Bill Davis Racing

Bill Davis Racing (BDR) is located in High Point, N.C.  This 2006 season marks the 14th year BDR has competed in the NASCAR NEXTEL Cup Series and the team’s 19th year overall in NASCAR competition.

As NASCAR team owners, Bill and Gail Davis have worked with some of the sport’s top drivers and claimed numerous honors including 18 victories, 38 pole positions, 104 top-five finishes and 257 top-10 finishes.

It was announced during the 2005 season that BDR had entered into a partnership with Michael Waltrip and NAPA AUTO PARTS to field a second BDR car in 2006.  A few months later, it was confirmed veteran Dave Blaney had returned to the organization to pilot the No. 22 car with Caterpillar’s continued support.

In 2003, Davis expanded his operations to house three full-time truck teams in the NASCAR Craftsman Series, including Mike Skinner in the No. 5 Toyota Tundra, Bill Lester in the No. 22 Toyota Tundra, and Johnny Benson in the No. 23 Toyota Tundra.  Last August at the Bristol Motor Speedway, the Davis’ made their first trip to Victory Lane in the NASCAR Craftsman Truck Series to make them one of six team owners to win in all three top NASCAR touring series.

To get the latest news and to learn more about BDR, its history, teams, sponsors and drivers, go to www.billdavisracing.com.

Photo Caption

Rich Turer, Vice President of Marketing at Checkers Drive-In Restaurants, Inc., and NASCAR Craftsman Truck Series Driver Bill Lester unveiled the No. 22 Toyota Tundra’s new Checkers/Rally’s Loaded Fries primary paint scheme at a press conference held this afternoon at the Daytona International Speedway.

Except for historical information, this announcement contains “forward-looking” and “Safe Harbor” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act of 1995.

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